Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of National Beverage Corp. (the “Company”) on Form 10-K for the period ended April 29, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, George R. Bracken, Senior Vice President — Finance of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.
Date: July 28, 2006

/s/ George R. Bracken

George R. Bracken
Senior Vice President — Finance
(Principal Financial Officer)

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